UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

January 1, 2018

Date of report (Date of earliest event reported)

PIPER JAFFRAY COMPANIES
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-31720	30-0168701
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

800 Nicollet Mall, Suite 1000 Minneapolis, Minnesota	55402
(Address of Principal Executive Offices)	(Zip Code)

(612) 303-6000
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 5, 2017, Piper Jaffray Companies (the “Company”) announced the retirement of Andrew S. Duff as Chief Executive Officer of the Company, effective as of December 31, 2017 (the “Effective Date”).

In connection with his retirement, the Company and Mr. Duff entered into the Company’s standard post-termination agreement, dated as of January 1, 2018 (the “Post-Termination Agreement”), that provides for the continued vesting of certain restricted shares of common stock of the Company and mutual fund restricted shares (collectively, the “Outstanding Equity Awards”) as of the Effective Date.  In consideration thereof, the Post-Termination Agreement prohibits Mr. Duff, at any time during the period from the Effective Date through the shorter of (i) the remaining vesting period of the last to vest of certain of the Outstanding Equity Awards or (ii) two years following the Effective Date, from participating in certain businesses that compete with the Company, from soliciting certain of the Company’s employees and from acquiring ownership or financial interests in certain competitors of the Company.

Additionally, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of the Company determined that for purposes of performance share units (“PSUs”) granted to Mr. Duff during fiscal years 2016 and 2017, and to be granted to Mr. Duff during fiscal year 2018, Mr. Duff’s termination of employment will constitute a “retirement” under the terms of the applicable PSU award agreements entered into with the Company, thereby providing for the full vesting of each award based on the performance standards achieved thereunder.  The Committee further approved an additional cash payment to be made to Mr. Duff under the PSU award granted during fiscal year 2015 in an amount equal to the pro rata portion that the award will be reduced as a result of Mr. Duff’s retirement on the Effective Date.

Mr. Duff will continue to serve as Chairman of the Board following his retirement. In connection with serving in this role, he will participate in the Company’s non-employee director compensation program. For his service as Chairman, the Board has approved the payment of an additional annual retainer of $100,000, of which $50,000 will be paid in shares of the Company’s common stock and $50,000 will be paid in cash.

The foregoing description of the Post-Termination Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Post-Termination Agreement, a copy of which is filed hereto as Exhibit 10.1 and incorporated by reference in this Current Report on Form 8-K.

Item 9.01.                                        Financial Statements and Exhibits.

(d)                                 Exhibits.

10.1                        Post-Termination Agreement, dated as of January 1, 2018, between Piper Jaffray Companies and Andrew S. Duff.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIPER JAFFRAY COMPANIES

Date: January 4, 2018	By	/s/ John W. Geelan
John W. Geelan
General Counsel and Secretary